Exhibit 99.3

Entered: June 12th, 2017
Signed: June 12th, 2017
SO ORDERED

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND
(BALTIMORE DIVISION)

In re: Novation Companies, Inc., et al., [1] Debtors.	Chapter 11 Case No. 16-19745, 19747-19749 DER (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING, PURSUANT TO SECTIONS 1129(a) AND (b) OF THE BANKRUPTCY CODE,
THE SECOND AMENDED PLAN OF REORGANIZATION OF
NOVATION COMPANIES, INC.

This matter is before the Court for entry of an order (this “Confirmation Order” or this Order”) confirming the Debtors' Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 486] (together with all exhibits thereto filed with the Court and as modified herein, the “Plan”) filed by Novation Companies, Inc. (the “Plan Debtor”).2 The Plan Debtor having on its own or together with certain or all of the remaining above captioned debtors and debtors in possession (collectively, the “Debtors”):

1 The debtors in these chapter 11 cases are: (i) Novation Companies, Inc. f/k/a NovaStar Financial, Inc., (ii) NovaStar Mortgage LLC f/k/a NovaStar Mortgage, Inc.,(iii) NovaStar Mortgage Funding Corporation and (iv) 2114 Central, LLC f/k/a Advent Financial Services, LLC.

2 At the Confirmation Hearing NovaStar Mortgage LLC elected not to proceed with its plan and therefore the terms of this Confirmation Order refer only to Novation Companies, Inc., and the term “Plan Debtor” as used herein shall refer only to Novation Companies, Inc.

i.	Commenced on July 20, 2016 (the “Petition Date”) these chapter 11 cases (the “chapter 11 Cases”) by each filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);
ii.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;
iii.	filed the Debtors‘ Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 302], on February 14, 2017;
iv.	filed the Disclosure Statement Regarding Debtors‘ Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 303], on February 14, 2017;
v.	filed the Debtors’ Motion to Establish Solicitation and Voting Procedures with Respect to Plan of Confirmation [Docket No. 345] on March 7, 2017;
vi.	filed the Debtors‘ First Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 396], on April 4, 2017;
vii.	filed the Amended Disclosure Statement Regarding Debtors’ First Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 405], on April 10, 2017 (the “Disclosure Statement”);
viii.	filed the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 486], on May 17, 2017;
ix.	distributed the Disclosure Statement, the Plan and the Solicitation Packages (as defined below) as provided in the Order Approving Motion to Establish Solicitation and Voting Procedures with Respect to Plan Confirmation; and (II) Order Approving Disclosure Statement Setting Hearing on Confirmation of Plan and Fixing Time for Filing Acceptances or Rejections of Plan Combined with Notice Thereof, dated April 11, 2017 [Docket No. 408];
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x.	filed the Notice Of Filing Of Certain Plan Supplement Documents And Schedules Relating To The Debtors‘ Second Amended Chapter 11 Plan of Reorganization [Docket No. 492] on May 19, 2017 (the “Plan Supplement”);
xi.	filed the Memorandum Of Law In Support Of Confirmation Of Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 506] (the “Confirmation Brief’) on May 30, 2017;
xii.	filed the Line Filing Tabulation Report together with the Certification of Joel I. Sher [Docket No. 505] (the “Voting Affidavit”) with a “Ballot Tabulation Report” attached thereto on May 30, 2017;
xiii.	At the Confirmation Hearing having stipulated through counsel on the record (I) that the Releases provided for in Section 10.06(b) of the Plan shall not pertain to or affect any of the Claims of (a) the holders of Class 1, 2, or 5 claims or interests, (b) any holders of Class 3a or 4a Claims who elected to Opt Out of granting such releases on the Ballots they filed in conjunction with the solicitation of their acceptances or rejections of the Plan, or (c) the UST or any other Federal or State governmental agency, and (II) that notwithstanding the definition of the term “Claim” in the Plan the term “Claim” as used in this subparagraph xiii, in Paragraph MM and paragraph 31 hereof, and in Sections 10.06 and 10.08 of the Plan shall have the meaning ascribed thereto in section 101(5) of the Bankruptcy Code without any limitation as to whether such Claims are asserted only against the Debtors; and

This Court having:

i.	entered the Order Approving Motion to Establish Solicitation and Voting Procedures with Respect to Plan Confirmation; and (II) Order Approving Disclosure Statement Setting Hearing on Confirmation of Plan and Fixing Time for Filing Acceptances or Rejections of Plan Combined with Notice Thereof, dated April 11, 2017 [Docket No. 408], the Order Approving Disclosure Statement, Setting Hearing on Confirmation of Plan and Fixing Time for Filing Acceptances or Rejections of Plan Combined with Notice Thereof, dated April 11, 2017 [Docket No. 409] and the Order Modifying (I) Order Approving Motion to Establish Solicitation and Voting Procedures with Respect to Plan Confirmation; and (II) Order Approving Disclosure Statement Setting Hearing on Confirmation of Plan and Fixing Time for Filing Acceptances or Rejections of Plan Combined with Notice Thereof, dated May 18, 2017 [Docket No. 488] (collectively, the “Disclosure Statement Order”), which, among other things, scheduled May 31, 2017 at 10:00 a.m. (ET) as the date and time for the commencement of the confirmation hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128 and 1129 of the Bankruptcy Code;
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ii.	reviewed the Plan (including the Plan Supplement), the Disclosure Statement, and all pleadings, exhibits, statements, responses and arguments regarding Confirmation, including all objections, statements and reservations of rights made with respect thereto;
iii.	determined that due notice of (x) entry of the Disclosure Statement Order, (y) the confirmation hearing, and (z) the deadline for voting on, and/or objecting to, the Plan having been provided to holders of Claims[3] against and Interests in the Plan Debtor and other parties in interest in accordance with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules, as established by the affidavits of service, mailing, and/or publication filed with the Court;
iv.	considered the United States Trustee’s Objection To Confirmation Of Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 442](“UST Objection”);
v.	considered the Objection Of Deutsche Bank National Trust Company To Confirmation Of Debtor’s Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 502](“Deutsche Bank Objection”);
vi.	considered all of the evidence proffered or adduced, and arguments of counsel made at the May 31, 2017 Confirmation Hearing (“Confirmation Hearing”);
vii.	considered arguments of counsel presented at Confirmation Hearing;
viii.	taken judicial notice of all papers and pleadings filed in the chapter 11 Cases;
ix.	made findings of facts and conclusions of law, which finding of facts and conclusions of law are incorporated herein; and
x.	determined based upon all of the foregoing that the UST Objection and the Deutsche Bank Objection should be overruled and that the Plan should be confirmed as provided herein and as reflected on the record of the Confirmation Hearing; and for the reasons set forth in the findings of fact and conclusions of law as more fully elaborated herein.

3 Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Plan or Disclosure Statement, as applicable.

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NOW, THEREFORE, and after due deliberation thereon and good cause appearing therefor, it is hereby DETERMINED, FOUND, ADJUDGED, AND ORDERED:

FINDINGS OF FACT

A.       Findings and Conclusions. The findings of this Court as set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, which is applicable to this matter by virtue of Bankruptcy Rule 9014. To the extent any findings of fact constitute conclusions of law, they are adopted as such. To the extent any conclusions of law constitute findings of fact, they are adopted as such.

B.       Jurisdiction and Venue. On the Petition Date, the Debtors commenced the chapter 11 Cases by each filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the District of Maryland was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409, and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and whether it should be confirmed.

C.       Eligibility for Relief. The Debtors qualify as “debtors” under section 109 of the Bankruptcy Code, and the Plan Debtor is a proper proponent of the Plan.

D.       Appointment of Statutory Committee. On August 1, 2016, the U.S. Trustee, pursuant to sections 1102(a) and (b) of the Bankruptcy Code, appointed certain unsecured creditors to the Creditors’ Committee.

E.       Judicial Notice. The Court takes judicial notice of the docket of the chapter 11 Cases maintained by the Bankruptcy Clerk, including, without limitation, all pleadings and other documents filed, all orders entered, and the evidence and arguments made, proffered, presented or adduced at the hearings held before the Court during the pendency of the chapter 11 Cases.

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F.       Burden of Proof. The Plan Debtor has met its burden of proving all the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence and the Plan Debtor has met its evidentiary burden. Each witness who testified on behalf of the Plan Debtor or whose testimony was proffered at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in such testimony that related to the essential elements or sections 1129(a) and (b) of the Bankruptcy Code.

G.       The Plan. On May 17, 2017, the Plan Debtor filed the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 486], but as previously set forth herein only the Plan of the Plan Debtor was considered at the Confirmation Hearing and is confirmed hereunder. Nothing contained herein shall be deemed to modify or limit any claims or interest in or against NovaStar.

H.       Disclosure Statement Order. On April 11, 2017, and May 18, 2017, this Court entered the Disclosure Statement Order. The Disclosure Statement Order, inter alia, (i) scheduled May 31, 2017 at 10:00 a.m. (prevailing Eastern time), as the date for the commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”); (ii) approved the form and method of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”); (iii) established certain procedures for soliciting and tabulating votes with respect to the Plan; and (iv) provided that objections, if any, to confirmation of the Plan shall be filed with the Bankruptcy Court so as to be received by the Clerk of the United States Bankruptcy Court for the District of Maryland on or before May 26, 2017.

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I.       Other Plan Documents. On May 19, 2016, the Plan Debtor filed and served on all creditors and interest holders the Notice of Filing of Certain Plan Supplement Documents and Schedules Relating to the Debtors ‘ Second Amended Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage LLC [Docket No. 492] (the “Plan Supplement”).

J.       Transmittal and Mailing of Materials; Notice. Due, adequate and sufficient notice of the Disclosure Statement, the Plan, the Disclosure Statement Order, the Plan Supplement and of the Confirmation Hearing, together with all deadlines for voting on or filing objections to the Plan, was given to all known Holders of Claims and Interests. As evidenced in the Supplemental Certificate of Service [Docket No. 432], the Plan Debtor complied with the service requirements and procedures approved in the Disclosure Statement Order. The Disclosure Statement, Plan, Ballots, Disclosure Statement Order and Confirmation Hearing Notice were transmitted and served in accordance with the Disclosure Statement Order, Bankruptcy Code and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the hearing to approve the Disclosure Statement on a final basis was given in compliance with the Bankruptcy Code, Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice is or shall be required.

K.       Plan Supplement. All materials included in the Plan Supplement comply with the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules of the Bankruptcy Court for the District of Maryland (the “Local Rules”), and no other or further notice is or shall be required.

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L.       Solicitation. As evidenced by the Voting Affidavit, votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code, Bankruptcy Rules and all other applicable rules, laws and regulations.

M.       Voting Report. As evidenced by the Ballot Tabulation Report, the method and results of the Ballot tabulation of the votes in Classes 2, 3a and 4a to accept or reject the Plan were solicited fairly and tabulated in good faith.

N.       Ballots. All procedures used to distribute the Solicitation Packages and Ballots to the applicable holders of Claims and Interests and/or their counsel and to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations. As evidenced by the Voting Affidavit, all Ballots were properly tabulated.

O.       Bankruptcy Rule 3016. The Plan is dated and identifies the Plan Debtor as the Plan proponent, thereby satisfying Bankruptcy Rule 3016(a). The Disclosure Statement and the Plan were filed in these chapter 11 Cases, thereby satisfying Bankruptcy Rule 3016(b). The Injunction, Release and Exculpation provisions in the Disclosure Statement and Plan described, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby, satisfying Bankruptcy Rule 3016(c).

P.       Good Faith Solicitation and Section 1125(e) of the Bankruptcy Code. The Plan Debtor and its directors, officers, members, agents, affiliates, representatives, attorneys and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Disclosure Statement Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. Based upon the Records in this Court in these chapter 11 Cases, including, but not limited to, the evidence and testimony proffered, adduced or presented at the Confirmation Hearing, the Plan Debtor and its representatives have acted in “good-faith” within the meaning of section 1125(e) of the Bankruptcy Code.

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Q.       Impaired Classes that Have Voted to Accept the Plan. As evidenced by the Ballot Tabulation Report, which certified the results of the voting, pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code, Classes 2 and 3 a have voted to accept the Plan. As such, at least one Impaired Class of Claims entitled to vote on the Plan has voted to accept the Plan.

R.       Classes 1 and 5 Are Deemed to Accept the Plan. The Court finds that, under the Plan, Classes 1 and 5 are unimpaired as that term is defined in section 1124 of the Bankruptcy Code (“Unimpaired”). Therefore, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1 and 5 are conclusively presumed to have accepted the Plan.

S.       Plan Compliance with Applicable Provisions of the Bankruptcy Code (Section 1129(a)(1)). The Plan complies with each applicable provision in the Bankruptcy Code. In particular, the Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to:

i.	Proper Classification (Sections 1122, 1123(a)(1)). In addition to Administrative Claims and Priority Tax Claims (which are not required to be classified), Article III of the Plan designates six Classes of Claims and one Class of Interests. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims and Interests that are substantially similar to the other Claims and Interests within that Class. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
ii.	Specification of Treatment of Unimpaired Classes (Section 1123(a)(2)). Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Classes of Claims that are Unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.
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iii.	Specification of Treatment of Impaired Claims (Section 1123(a)(3)). Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Classes of Claims and Interests that are Impaired. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.
iv.	No Discrimination. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each type of Claim or Interest within a particular Class, unless the Holder of a particular Claim or Interest has agreed to different treatment. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.
v.	Implementation of the Plan (Section 1123(a)(5)). Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article V of the Plan provides adequate and proper means for the Plan’s implementation. Among other things, the Plan will be implemented through a restructuring of the Plan Debtor’s debt obligations.
vi.	Prohibition Against Issuance of Non-Voting Equity Securities and Provisions for Voting Power of Classes of Securities (Section 1123(a)(6)). No equity securities are issued under the Plan. Therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable.
vii.	Selection of Officers and Directors (Section 1123(a)(7)). On the Effective Date, the board of directors and officers of the Reorganized Plan Debtor shall consist of those individuals identified in the Plan Supplement. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code, as it does all of the other requirements of section 1123(a) of the Bankruptcy Code.
viii.	Additional Plan Provisions (Section 1123(b)). The Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (1) as pertains to the Plan Debtor, the releases and exculpation of various parties with respect to actions related to or taken in furtherance of the chapter 11 Cases and injunctions against certain actions against the parties; (2) the rejection of executory contracts and unexpired leases; (3) the retention of and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not settled, waived and released under the Plan; and (4) the resolution of all Claims and the treatment of Disputed Claims.

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T.       Plan Debtor’s Compliance with Applicable Provisions of the Bankruptcy Code (Section 1129(a)(2)). The Plan Debtor, as Plan proponent, has complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, 1126, 1127 and 1145 of the Bankruptcy Code and Bankruptcy Rules 3016, 3017, 3018 and 3019. In particular, the Plan Debtor is a proper debtor under section 109 of the Bankruptcy Code and a proper Plan proponent under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan: (1) complied with the Disclosure Statement Order; (2) complied with all applicable laws, rules and regulations governing the adequacy of disclosure in connection with such solicitation; and (3) occurred only after disclosing “adequate information” to holders of Claims or Interests as section 1125(a) of the Bankruptcy Code defines that term.

U.       The Plan Is Proposed in Good Faith (Section 1129(a)(3)). The Plan Debtor has proposed the Plan in good faith and not by any means forbidden by law. The Plan has been negotiated in good faith, at arm’s length and is fair and reasonable in all respects. Each of the Plan Debtor, the Creditors’ Committee, and Seller, and their respective counsel and advisors, as applicable, also participated in good faith in each of the actions taken to bring about, and in satisfying each of the conditions precedent to, confirmation and consummation of the Plan. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the chapter 11 Cases, the Plan itself and the process leading to its formulation. The Plan is designed to effectuate the objectives and purposes of the Bankruptcy Code by maximizing the recourses to parties in interest. Moreover, the Plan itself and the acceptance of the Plan by two of the classes entitled to vote, provides independent evidence of the Plan Debtor’s good faith in proposing the Plan. The chapter 11 Cases were filed and the Plan was proposed with the legitimate purpose of effectuating a reorganization of the Plan Debtor’s go forward operations. Accordingly, the Plan was proposed in good faith pursuant to section 1129(a)(3) of the Bankruptcy Code.

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V.       Payments for Services or Costs and Expenses Are Reasonable and Approved (Section 1129(a)(4)). Pursuant to section 1129(a)(4) of the Bankruptcy Code, the payments to be made by the Plan Debtor for services or for costs in connection with the chapter 11 Cases, including all administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the chapter 11 Cases, have been approved by the Court pursuant to the Plan and this Confirmation Order or are subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

W.       Directors, Officers, Trustees and Insiders (Section 1129(a)(5)). On the Effective Date, the board of directors and officers of the Reorganized Plan Debtor shall consist of those individuals identified in the Plan Supplement. The proposed directors and officers for the Reorganized Plan Debtor are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of holders of Claims and Interests and with Public Policy. No compensation or other payments will be received by any insider (as such term is defined in section 101(31) of the Bankruptcy Code) pursuant to the Plan. Accordingly, the Plan complies with the requirements of section 1129(a)(5) of the Bankruptcy Code.

X.       No Rate Changes (Section 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

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Y.       Best Interests Test (Section 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis provided in the Disclosure Statement, including the methodology used and estimations and assumptions made therein, and the other evidence related thereto that was offered or adduced at the Confirmation Hearing, (i) are persuasive and credible as of the dates such analysis or evidence was prepared, presented, proffered or adduced, (ii) are based upon reasonable and sound assumptions, and (iii) establish that each holder of an impaired Claim or Interest has either accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Plan Debtor liquidated under chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

Z.       Acceptance by Impaired Classes (Section 1129(a)(8)). Under the Plan, Classes 1 and 5 are not impaired and all Holders of Claims or Interests in such Classes are conclusively presumed to have accepted the Plan. Moreover, Classes 2 and 3 a have voted to accept the Plan by the majority required by the Bankruptcy Code for each such Class.

AA. Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code (Section 1129(a)(9)). The treatment of Administrative Claims and Priority Tax Claims under Article III of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

BB. Acceptance by an Impaired Class (Section 1129(a)(10)). Two of the three classes entitled to vote (i.e, Classes 2, and 3a) voted to accept the Plan without including any acceptance by any insider. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

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CC. Feasibility of the Plan (Section 1129(a)(11)). The information in the Plan, the Plan Supplement, the Disclosure Statement and the Exhibits attached thereto, the evidence in the record of these chapter 11 Cases, and the evidence proffered or adduced at the Confirmation Hearing, (i) are persuasive and credible, made in good faith and have utilized reasonable and appropriate methodologies and assumptions, (ii) have not been controverted by other evidence, and establish that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Plan Debtor and the Plan is feasible. Therefore the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

DD. Payment of Bankruptcy Fees (Section 1129(a)(12)). In accordance with section 1129(a)(12) of the Bankruptcy Code, Articles III and V of the Plan provide for the payment of all fees payable under 28 U.S.C. § 1930(a). The Plan Debtor and the Reorganized Plan Debtor, as the case may be, have adequate means to pay all such fees.

EE. Retiree Benefits (Section 1129(a)(13)). The Plan Debtor does not provide retiree benefits; accordingly, section 1129(a)(13) of the Bankruptcy Code is not applicable.

FF. Domestic Support Obligations. The Plan Debtor is not required to pay any domestic support obligations; accordingly, section 1129(a)(14) of the Bankruptcy Code is not applicable.

GG. Individual Debtor with Objection by Unsecured Claimant (Section 1129(a)(15)). The Plan Debtor is not an individual; accordingly, section 1129(a)(15) of the Bankruptcy Code is not applicable.

HH. Corporation or Trust That Is Not Moneyed, Business or Commercial Corporation or Trust (Section 1129(a)(16)). The Plan Debtor is not a corporation or a trust that is not a moneyed, business or commercial corporation or trust; accordingly, section 1129(a)(16) of the Bankruptcy Code is not applicable.

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II.       Confirmation of the Plan Over Non-Accepting Classes. (Section 1129(b). All requirements of section 1129(b) of the Bankruptcy Code have been satisfied. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmed notwithstanding that, contrary to section 1129(a)(8) of the Bankruptcy Code, the Holders of Claims in Class 4a are impaired and such Holders rejected the Plan. The Plan does not discriminate unfairly and is fair and equitable with respect to the Holders of Claims and Interests in Class 4a as set forth below:

(i)       All Claims in Class 4a are similar and receive the same treatment under the Plan. The Plan provides that each Holder of a Claim in Class 4a shall receive or retain on account of such Claim property of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim. Thus, there is no unfair discrimination against any Holder of a Class 4a Claim, and the Plan is fair and equitable with respect to Class 4a.

(i)       Sole Plan (Section 1129(c)). The Plan is the only plan that has been filed in these Cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied and are not applicable in these chapter 11 Cases.

JJ. Principal Purpose of the Plan (Section 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e). Therefore, the Plan satisfies section 1129(d) of the Bankruptcy Code.

KK. Satisfaction of Confirmation Requirements. Based upon the foregoing, and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Plan Debtor satisfy all of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

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LL. Executory Contracts and Unexpired Leases. The Plan Debtor has exercised reasonable business judgment in determining to reject each of its executory contracts and unexpired leases as set forth in Article IX of the Plan and this Confirmation Order. Each rejection of an executory contract or unexpired lease pursuant to the Plan, the Plan Supplement, and this Confirmation Order shall be legal, valid and binding upon the Plan Debtor and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such rejection had been effectuated pursuant to an appropriate authorizing order of this Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

MM. Releases and Discharges. As the Plan Debtor, through counsel, at the Confirmation Hearing having stipulated that the Releases provided for in Section 10.06(b) of the Plan shall not pertain to or affect any of the Claims of the holders of Class 1, 2, or 5 Claims or interests, any holders of Class 3 a or 4a Claims who elected to Opt Out of granting such releases on the Ballots they filed in conjunction with the solicitation of their acceptances or rejections of the Plan, or the UST or any other Federal or State governmental agency, the remaining releases, exculpation, and injunction provisions contained in the Plan with respect to the Plan Debtor are fair and equitable, are given for valuable consideration, and are in the best interests of the Plan Debtor and its estate, and such provisions shall be effective and binding on all persons and entities. Each of the discharge, release, injunction and exculpation provisions set forth in the Plan with respect to the Plan Debtor and approved herein is: (1) within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (2) an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (3) an integral element of the Plan; (4) conferring material benefit on and is in the best interests of, the Plan Debtor, its estate, and its creditors; (5) important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the chapter 11 Cases with respect to the Plan Debtor; and (6) consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

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NN. Implementary Documents. All documents and agreements necessary to implement the Plan, but not limited to, those contained in the Plan Supplement, and all other relevant and necessary documents are essential elements of the Plan and have been negotiated in good faith and at arm’s length with the Creditors’ Committee and their respective officers, directors, employees, advisors, members and professionals and shall upon completion of documentation and execution, be valid, binding and enforceable agreements and not be in conflict with any federal, state or local law. The Plan Debtor has exercised reasonable business judgment in determining which agreements to enter into and has provided sufficient and adequate notice of such documents and agreements. The Plan Debtor or Reorganized Plan Debtor, as applicable, is authorized, without any further notice or action, order or approval of, this Court, to finalize, execute and deliver all agreements, documents, instruments and certificates, relating to the Plan and to perform its obligations under such agreements, documents, instruments and certificates.

CONCLUSIONS OF LAW

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.       Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and sufficient based upon the circumstances of the chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

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2.       Solicitation. The solicitation of votes on the Plan was appropriate and sufficient based upon the circumstances of the chapter 11 Cases, and was in compliance with the provisions of the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

3.       Confirmation of the Plan. The Plan satisfies each of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code. Therefore, the Plan of the Plan Debtor and each of its provisions (whether or not specifically approved herein) is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and all Exhibits thereto or documents incorporated by reference therein are an integral part of the Plan and this Confirmation Order and are all approved, and shall be effective and binding from and after the Confirmation Date, but subject to the Effective Date of the Plan.

4.       Effective Date. The Effective Date of the Plan shall occur on the first Business Day on which (i) all conditions set forth in Section 12.02 of the Plan have been satisfied or, if applicable, have been waived in accordance with Section 12.01 of the Plan and (ii) the closing of the Amended Senior Notes shall have occurred. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Plan Debtor shall not consummate or close the HCS Transaction until the Effective Date. The Plan Debtor may consummate the HCS Transaction on the Effective Date without further order of the Bankruptcy Court.

5.       Objections. All objections to the Plan, including the UST Objection and the Deutsche Bank Objection, that have not been resolved as set forth herein or that have not already been withdrawn, waived or settled are Overruled.

6.       Conclusions of Law. The conclusions of law set forth herein and in the record of the Confirmation Hearing constitute the Court’s conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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7.       Plan Modifications. All modifications or amendments to the Plan as embodied herein, in the Plan filed May 17, 2017, or otherwise filed with the Court or disclosed in open court at or prior to the Confirmation Hearing (to the extent not withdrawn), are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Code sections 1125 or 1127 or Bankruptcy Rule 3016.

8.       Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.

9.       Operations Between the Confirmation Date and the Effective Date. During the period from the Confirmation Date through and until the Effective Date, the Plan Debtor shall continue to operate its business as debtor in possession, subject to the Bankruptcy Code, the Bankruptcy Rules and all orders of the Court that are in full force and effect. All actions taken by the Plan Debtor during the period from the Confirmation Date through the Effective Date shall be, and shall be taken in a manner, consistent in all material respects with this Confirmation Order and the Plan.

10.       Board of Directors. Upon the Effective Date, the board of directors and officers of the Reorganized Plan Debtor shall consist of those individuals identified in the Plan Supplement.

11.       Ratification. All actions taken by the Plan Debtor from the Petition Date through the Confirmation Date are hereby ratified. All actions taken by the Plan Debtor from the Confirmation Date through the Effective Date shall be deemed automatically ratified on the occurrence of the Effective Date.

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12.       Binding Effect. The Plan and its provisions shall be binding on the Plan Debtor, all Holders of Claims and Interests, and their respective successors and assigns, including all governmental entities, whether or not the Claim or Interest of such Holder (a) is Impaired under the Plan or (b) has accepted the Plan.

13.       Implementation. In accordance with section 1142 of the Bankruptcy Code, and applicable Maryland law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), but subject to the fulfillment or waiver of all conditions precedent listed in Section 12.02 of the Plan, without further action by the Court or the stockholders, managers or directors of the Plan Debtor or Reorganized Plan Debtor, the Plan Debtor, the Reorganized Plan Debtor, and their members, officers, and directors (each, a “Designated Officer”) are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including, without limitation, those transactions identified in the Plan and the payment of any taxes owing in respect of distributions under the Plan; and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan.

14.       To the extent that, under applicable non-bankruptcy law, any of the actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated hereby or thereby would otherwise require the consent or approval of the board of directors of the Plan Debtor or the Reorganized Plan Debtor, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the board of directors of the Plan Debtor or the Reorganized Plan Debtor.

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15.       To the extent that, under applicable non-bankruptcy law, any of the actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated hereby or thereby would otherwise require the consent or approval of stockholders of the Plan Debtor or the Reorganized Plan Debtor, including but not limited to the Amended and Restated Certificate of Incorporation for the Reorganized Plan Debtors and the Second Amended and Restated Bylaws for the Reorganized Plan Debtors as attached to the Plan Supplement, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by the requisite number of stockholders.

16.       Effectiveness of All Actions. Except as otherwise set forth in the Plan or this Confirmation Order, all actions authorized to be taken pursuant to the Plan shall be effective on the Effective Date pursuant to this Confirmation Order, without further notice to or action, order or approval of the Court or further action by the respective officers, directors or members of the Plan Debtor and with the effect that such actions had been taken by unanimous action of such officers, directors or members.

17.       Vesting of Assets. Pursuant to Section 10.03 of the Plan, on the Effective Date, the property of the Plan Debtor’s estate shall automatically vest or revest in the Reorganized Plan Debtor, as the case may be, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as specifically provided otherwise in the Plan or this Order.

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18.       Causes of Action. All Causes of Action are preserved and the Reorganized Plan Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all such Causes of Action.

19.       Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts and unexpired leases to which the Plan Debtor is a party and are not to be assumed pursuant to any pending motions to assume Executory Contracts and unexpired leases shall be deemed rejected in accordance with Article IX of the plan. Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease not timely filed pursuant to the provisions of Paragraph 34 hereunder are forever barred from assertion and shall not be enforceable against the Plan Debtor and its estate.

20.       Provisions Governing Distributions. All distributions shall be made as required under the Plan and the provisions of Article VIII of the Plan shall be, and hereby are, approved in their entirety. Notwithstanding anything in the Plan to the contrary, the lump sum payment of $5,800,000 made to the Indenture Trustee (i.e. The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as Indenture Trustee under three indentures with Novation Companies, Inc., as Issuer, each dated as of March 22, 2011) pursuant to Section 3.02(b)(2)(B) of the Plan shall be allocated by the Indenture Trustee among the three series of Indentures pro rata on account of accrued and unpaid interest on each of the notes as reflected in their respective proofs of claim, and all such amounts (subject to the payment therefrom of the Indenture Trustee’s fees and expenses) shall thereafter be distributed by the Indenture Trustee pursuant to the applicable Indenture.

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21.       Procedures for Treatment of Disputed Claims. Except as otherwise provided herein the claims resolution procedures set forth in Article VII of the Plan shall be, and hereby are, approved in their entirety.

22.       Discharge, Release, Exculpation, Injunction and Indemnification Obligations. The injunctions, exculpation and limitation of liabilities evidenced in Article X of the Plan as expressly modified herein are deemed incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety and shall be immediately effective on the “Effective Date” without further order or action of this Court, any of the parties to such releases or exculpations or any other party.

23.       Satisfaction of Claims. Except as otherwise provided in the Plan or this Confirmation Order, the rights afforded in the Plan and the treatment of all Claims under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any accrued post-petition interest, against the Plan Debtor, or its estate, or any of its assets, properties or interests in property. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all Claims against the Plan Debtor shall be satisfied, discharged and released in full. Neither the Plan Debtor nor the Reorganized Plan Debtor shall be responsible for any pre-Effective Date obligations of the Plan Debtor, except those expressly provided for in the Plan or the Confirmation Order, or assumed by the Plan Debtor or the Reorganized Plan Debtor, as applicable. Except as otherwise provided in the Plan or this Confirmation Order, all Persons shall be precluded and forever barred from asserting against the Plan Debtor or the Reorganized Plan Debtor, their respective successors or assigns, or the Plan Debtor’s estate, assets, properties or interests in property any event, occurrence, condition, thing or other or further Claims, or causes of action based upon any act, omission, transaction or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

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24.       Injunctions and Stays. Except as otherwise provided in the Plan, the Confirmation Order, or such other Order of the Bankruptcy Court that may be applicable, as of the Effective Date, all Persons who have held, hold or may hold Claims against the Plan Debtor or its estate that are discharged pursuant to the Plan, including those arising pursuant to the Purchase Agreement and the HCS Transaction are, with respect to any such Claims, permanently enjoined from and after the Effective Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) on any such Claim against or affecting the Plan Debtor, the Reorganized Plan Debtor, the estate, or any of the Plan Debtor’s property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Plan Debtor, the Reorganized Plan Debtor, the Plan Debtor’s estate, or any of the Plan Debtor’s property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor, except as otherwise provided herein; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Plan Debtor, the Reorganized Plan Debtor, the Plan Debtor’s estate, or any of the Plan Debtor’s property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plan and this Confirmation Order, nor shall this injunction extend to claims held by Seller arising from the Purchase Agreement and the HCS Transaction. Such injunction shall extend to all successors of the Plan Debtor and its estate. By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan shall be deemed to have specifically consented to the foregoing injunction.

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25.       Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers made pursuant to the Plan, including any transfers from the Plan Debtor, the estate, or the Disbursing Agent to any other Person or entity, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or government assessment.

26.       Notice of Effective Date. Within five (5) Business Days following the Effective Date, the Plan Debtor shall file the notice of the occurrence of the Effective Date and shall serve a copy of same on the service list maintained by the Bankruptcy Clerk.

27.       Authorization to Consummate. The Plan Debtor is authorized to consummate the Plan after entry of this Confirmation Order. Subject to satisfaction of the conditions precedent to the occurrence of the Effective Date set forth in this Confirmation Order and in Article XII of the Plan, or waiver of conditions in Article XII of the Plan, the Plan Debtor, the Disbursing Agent and the Reorganized Plan Debtor are authorized and directed to execute, acknowledge and deliver such documents and instruments and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Plan and all transactions contemplated by the Plan and all other agreements related thereto.

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28.       Failure to Consummate the Plan/Non-Occurrence of the Effective Date. If the Effective Date shall not occur, (i) the Plan and this Confirmation Order, including without limitation each of the findings of fact and conclusions of law contained in this Confirmation Order, shall be null and void, non-binding, and without any effect; (ii) nothing contained in the Plan or this Confirmation Order shall: (a) constitute a waiver or release of any Claims against or Interests in the Plan Debtor; (b) prejudice in any manner the rights of the Plan Debtor or any other Person, including, without limitation, any right to seek an extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code; or (c) constitute an admission, acknowledgement, offer or undertaking by the Plan Debtor or any other Person; (iii) upon the filing of a notice of non-occurrence of the Effective Date signed by counsel for the Plan Debtor, the Plan Debtor shall operate its business as debtor in possession, subject to the Bankruptcy Code, Bankruptcy Rules and all orders of the Court then remaining in full force and effect; and (iv) all actions taken by any person or entity in reliance on and consistent with the Confirmation Order, prior to the filing of the notice of non-occurrence of the Effective Date shall remain valid and enforceable and shall not be subject to subsequent review or ratification by the Court. Upon the occurrence of the Effective Date, the Plan shall be deemed substantially consummated.

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29.       New Jersey Carpenter Health Fund Case. Until the entry of a Final Order of judgment or settlement resolving all of the claims now or hereafter asserted against all defendants named or to be named in the New Jersey Carpenters Health Fund Case, the Reorganized Plan Debtor, any successor-in-interest to the Reorganized Plan Debtor, and any transferee of the Reorganized Plan Debtor’s Books and Records (as defined below) shall preserve and maintain all books, records, documents, files, electronic data (in whatever format, including native format) (collectively, the “Books and Records”) relevant or potentially relevant to the allegations in the New Jersey Carpenters Health Fund Case as if such Books and Records were the subject of a document preservation subpoena and/or a continuing request by the plaintiff in the New Jersey Carpenters Health Fund Case for production of documents under the Federal Rules of Civil Procedure and any other applicable law. For the avoidance of doubt, nothing in this Order or the Plan is intended to or shall alter, amend, supersede, derogate from, or otherwise impact the New Jersey Carpenters Health Fund Settlement, this Court’s order dated May 1, 2017 authorizing the Debtors to enter into the New Jersey Carpenters Health Fund Settlement [Doc. No. 455], or any other order of the United States District Court for the Southern District of New York (or any other court exercising jurisdiction over the New Jersey Carpenters Health Fund Case) approving the New Jersey Carpenters Health Fund Settlement.

30.       Deutsche Bank Litigation. Notwithstanding anything to the contrary in this Confirmation Order, or any other provisions of the Plan or the Confirmation Order, the automatic stay of 11 U.S.C. § 362 is vacated with respect to both NovaStar and the Plan Debtor so that all of the parties to the FHFA Case (as defined in the Plan) may proceed to prosecute any and all of their respective claims, demands, defenses, affirmative defenses and counterclaims in said state court or any other court of applicable jurisdiction.

31.       Releases The Releases provided for in Section 10.06(b) of the Plan shall not pertain to or affect any of the Claims of (a) the holders of Class 1, 2, or 5 claims or interests, (b) any holders of Class 3a or 4a Claims who elected to Opt Out of granting such releases on the Ballots they filed in conjunction with the solicitation of their acceptances or rejections of the Plan, or (c) the UST or any other Federal or State governmental agency, and notwithstanding the definition of the term “Claim” in the Plan the term “Claim” as used in this subparagraph, in xiii of the introductory paragraph of this Confirmation Order, in Paragraph MM hereof, and in Sections 10.06 and 10.08 of the Plan shall have the meaning ascribed thereto in section 101(5) of the Bankruptcy Code without any limitation as to whether such Claims are asserted only against the Debtors. Furthermore, nothing in this Confirmation Order, the Plan or the Disclosure Statement shall excuse any person or entity from compliance with applicable Federal securities laws.

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32.       Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and sections 157 and 1334 of title 28 of the United States Code, notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, this Court may properly and, upon the Effective Date shall, consistent with Article XI of the Plan, retain exclusive jurisdiction over any and all matters arising under or related to the chapter 11 Cases, including, without limitation, the matters set forth in Article XI of the Plan, except as may otherwise be provided herein or in the Amended Senior Notes or any Refinancing Documents.

33.       Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of title 28 of the United States Code shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable. From and after the Effective Date, the Reorganized Plan Debtor shall be responsible for the preparation and filing of operating reports until entry of a final decree in these Cases.

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34.       Rejection Damages Bar Date. If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been timely filed or the Claim otherwise has not been Allowed, shall be forever barred and shall not be enforceable against the Plan Debtor, or its properties, successors, or assigns unless a Proof of Claim therefor is timely filed with the Bankruptcy Court and served upon counsel for the Plan Debtor no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such Executory Contract or unexpired lease, and (ii) notice of entry of this Confirmation Order. All such Claims not filed within such time will be forever barred from assertion against the Plan Debtor and its estate or the Reorganized Plan Debtor and its property. Such Claims shall be treated as Class 3 a General Unsecured Claims against the Plan Debtor, and as such will be entitled to receive a pro rata distribution as set forth in Section 3.02 of the Plan. The Plan Debtor shall file a rejection damages bar date notice on the bankruptcy court docket with service to all creditors within two (2) business days following the occurrence of (i) or (ii) of this Paragraph, as applicable.

35.       New Administrative Claims Bar Date; Professional Fees. All Administrative Claims (other than Fee Claims, United States Trustee Fees, and Priority Tax Claims) accruing through the Effective Date and not otherwise paid in the ordinary course of business shall be filed with the Bankruptcy Court by no later than 5:00 p.m. on the date that is sixty (60) days after the Effective Date, subject to the notice setting forth the Administrative Claims Bar Date which shall be filed on the Bankruptcy Court docket. Any requests for payment of an Administrative Claim that are not properly filed and served by the Administrative Claims Bar Date shall be disallowed automatically without the need for any objection from the Plan Debtor or the Reorganized Plan Debtor or any action by the Bankruptcy Court. The Reorganized Plan Debtor shall have until 120 days after the Administrative Claims Bar Date (or such longer period as may be allowed by order of the Bankruptcy Court) to review and object to all applications for the allowance of Administrative Claims. Unless the Plan Debtor or the Reorganized Plan Debtor object to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. Except as otherwise provided in Section 3.02 of the Plan, any entity seeking an award by the Bankruptcy Court of compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date shall file and serve on the Reorganized Plan Debtor and its counsel, the United States Trustee, counsel to the Creditors’ Committee, and such other entities who are designated by the Bankruptcy Rules, this Confirmation Order or any other order(s) of the Court, its final application for allowance of such compensation and/or reimbursement by no later than sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court. Objections to any Fee Claims must be filed and served on the Reorganized Plan Debtor and its counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claims was filed and served. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Creditors’ Committee shall continue to exist after the Effective Date for the sole purpose of obtaining approval of the Fee Claims of the Professionals of the Creditors’ Committee, and once all such Fee Claims of the Professionals of the Creditors’ Committee have been resolved by Final Order, the Creditors’ Committee shall automatically and immediately dissolve.

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36.       Immediate Effectiveness. Any stay of this Confirmation Order provided by Federal Rule of Civil Procedure 62, as applicable pursuant to Bankruptcy Rule 7062, and Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order and is hereby waived, and the terms and provisions of this Order shall be immediately effective and enforceable upon its entry. The Plan Debtor is authorized to consummate the Plan immediately upon entry of this Order.

37.       Indentures. Notwithstanding anything in the Plan to the contrary, including Section 3.02(b)(2)(D), the Indentures shall remain in effect solely to allow the Indenture Trustee to make the distributions contemplated by Section 3.02(b)(2)(B) of the Plan and to exercise its respective charging liens.

38.       Conflicts Between Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and provisions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of the Court. Failure specifically to include or reference any particular article, section, or provision of the Plan, Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan and any related documents be confirmed.

39.       Binding Effect of Prior Orders. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in these chapter 11 Cases, all documents and agreements executed by the Plan Debtor as authorized and directed thereunder and all motions or requests for relief by the Plan Debtor pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Plan Debtor, the Reorganized Plan Debtor and their respective successors and assigns.

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40.       References to Plan Provisions. Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of this Court that the Plan be confirmed and such related agreements be approved in their entirety.

41.       Inconsistencies Among Plan Documents. Without intending to modify any prior Order of this Court (or any agreement, instrument or document addressed by any prior Order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern solely to the extent of the inconsistency.

42.       Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

43.       Reversal. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Plan Debtor’s receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all related documents or any amendments or modifications thereto.

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44.       Notice of Confirmation of the Plan. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Plan Debtor is directed to serve a notice of the entry of this Order and the establishment of bar dates for certain Claims hereunder, on all parties that received the Confirmation Hearing Notice, no later than twenty (20) Business Days after the Confirmation Date; and provided, further, that no service of the Confirmation Notice shall be required to be made upon any person to whom the Plan Debtor mailed (a) a notice of the commencement of these chapter 11 Cases, (b) notice of the meeting of creditors pursuant to section 341 of the Bankruptcy Code, (c) notice of bar dates for filing proofs of claim established in these chapter 11 Cases or (d) the Solicitation Packages or other materials referenced in the Solicitation Affidavits of Service, and received any such notice or materials returned by the United States Postal Service (or other applicable courier or delivery service) marked “undeliverable,” “forwarding order expired” or any similar marking or reason, unless the Plan Debtor has been informed in writing by such person of that person’s new address. As soon as practicable after the entry of this Order, the Plan Debtor shall make copies of this Order and the Confirmation Notice available on Novation’s website at http://www.novationcompanies.com/.

45.       Service of the Confirmation Notice described in the preceding paragraph in the time and manner set forth therein shall constitute due, adequate and sufficient notice and no other further notice shall be necessary.

46.       Final Order. This Confirmation Order is intended to be a Final Order and the period in which an appeal must be filed to commence upon the entry hereof.

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47.       Approval of Proposed Settlement as to Plan Debtor. The settlement agreement proposed in Section 3.02(b)(2)(B) of the Plan in accordance with Bankruptcy Rule 9019 is approved solely as to the Plan Debtor, the Plan Debtor’s estate and Property owned by the Plan Debtor. For the avoidance of doubt, nothing in this Confirmation Order or the Plan as modified and confirmed by this Confirmation Order (i) approves such settlement as to the jointly administered debtors and debtors-in-possession NovaStar Mortgage LLC, NovaStar Mortgage Funding Corporation, or 2114 Central LLC (the “Non-Plan Debtors”), (ii) authorizes use of Property owned by any of the Non-Plan Debtors ( or the granting of a lien thereon) to satisfy or secure payment of any claim against any of the Debtors, or (iii) precludes the Non-Plan Debtors from seeking by other appropriate means approval of such settlement and authority to use the Property owned by the Non-Plan Debtors as contemplated by Section 3.02(b)(2)(B) of the Plan.

cc:

Joel I. Sher, Esquire Daniel J. Zeller, Esquire SHAPIRO SHER GUINOT & SANDLER 250 W. Pratt Street, Suite 2000 Baltimore, Maryland 21201 jis@shanirosher.com djz@shapirosher.com	Adam H. Friedman, Esquire OLSHAN FROME WOLOSKY LLP 1325 Avenue of the Americas New York, New York 10019 AFriedman@olshanlaw.com
Counsel for Debtors and Debtors in Possession

Jason W. Harbour, Esquire

Nathan Kramer, Esquire

Tyler P. Brown, Esquire

HUNTON & WILLIAMS, LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23219

jharbour@hunton.com

nkramer@hunton.com

tpbrown@hunton.com

Thomas C. Goodhue, Esquire HUNTON & WILLIAMS LLP 2200 Pennsylvania Ave., NW Washington, DC 20037 teoodhue@hunton.com
Counsel for Creditors’ Committee

John W. Weiss, Esquire ALSTON & BIRD LLP 90 Park Avenue New York, New York 10016 John.weiss@alston.com	Jonathan T. Edwards, Esquire ALSTON & BIRD LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Jonathan.edwards@alston.com

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Scott J. Pivnick, Esquire ALSTON & BIRD LLP The Atlantic Building 950 F Street, N.W. Washington, D.C. 20004 Scottpivnick@alston.com
Attorneys for Taberna Preferred Funding I, Ltd. and Taberna Preferred Funding II, Ltd. (c/o TP Management LLC)

Hugh Bernstein, Esquire Katherine A. Levin, Esquire OFFICE OF THE U.S. TRUSTEE 101 West Lombard Street, Suite 2625 Baltimore, MD 21201 Hugh.M.Bernstein@usdoj.gov Katherine.A.Levin@usdoj.gov

Susan R. Sherrill-Beard, Esquire

U.S. SECURITIES AND EXCHANGE COMMISSION

Office of Reorganization (Atlanta Regional Office)

950 East Paces Ferry Road, N.E., Suite 900

Atlanta, GA 30326-1382

sherrill-beards@sec. gov

Counsel for U.S. Securities and Exchange Commission

Michael S. Etkin, Esquire

Andrew Behlmann, Esquire

Keara M. Waldron, Esquire

LOWENSTEIN SANDLER LLP

65 Livingston Avenue

Roseland, New Jersey 07068

metkin@lowenstein.com

abehlmann@lowenstein.com

kwaldron@lowenstein.com

Joel P. Laitman, Esquire

Christopher Lometti, Esquire

Michael B. Eisenkraft, Esquire

Daniel B. Rehns, Esquire

Robert Dumas, Esquire

COHEN MILSTEIN SELLERS & TOLL PLLC

88 Pine Street

New York, New York 10005

Jlaitman@cohenmiIstein.com

clometti@cohenmilstein.com

meisenkraft@cohenmilstein.com

drehns@cohenmilstein.com

rdumas@cohenmilstein.com

Alan M. Grochal, Esquire TYDINGS & ROSENBERG LLP 100 East. Pratt Street, 26th Floor Baltimore, Maryland 21201 agrochal@tvdingslaw.com
Counsel for Interested Party, New Jersey Carpenters Health Fund

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Irving E. Walker, Esquire Cole Schotz P.C 300 E. Lombard Street, Suite 1450 Baltimore, MD 21202 iwalker@coleschotz.com	Mark Tsukerman, Esquire Cole Schotz P.C 1325 Avenue of the Americas 19th Floor New York, NY 10019 mtsukerman@coleschotz.com
Counsel for Oberon Securities, LLC

Matthew G. Summers, Esquire BALLARD SPAHR LLP 300 El. Lombard Street, 18th Floor Baltimore, Maryland 21202 summersm@ballardsDahr.com	Paul Laurin, Esquire BARNES & THORNBURG LLP 2029 Century Park East, Suite 300 Los Angeles, California 90067 Paul.Laurin@btlaw.com
Counsel for Butler America, LLC and Healthcare Staffing, Inc.

Martin H. Schreiber, II, Esquire Law Office of Martin H. Schreiber II, LLC 3600 Clipper Mill Road, Suite 201 Baltimore, Maryland 21211 Email: mhs@schreiber-law.com	James Gadsden, Esquire Leonardo Trivigno, Esquire CARTER LEDYARD & MILBURN LLP Two Wall Street New York, New York Email: bankruptcy@clm.com
Counsel for The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as Trustee under certain Indentures

Brett H. Miller, Esquire MORRISON & FOERSTER LLP 250 West 55th Street New York, New York 10019 brettmiller@mofo.com	Thomas H. Good, Esquire MORRISON & FOERSTER LLP 2000 Pennsylvania Avenue, Suite 6000 Washington, DC 20006 tgood@mofo.com
Counsel to Kodiak CDO I, Ltd. c/o EJF Investments Manager, LLC (f/k/a Kodiak Capital Management Company, LLC)

Linda V. Donhauser, Esquire

Patricia B. Jefferson, Esquire

Miles & Stockbridge P.C.

100 Light Street, 10th Floor

Baltimore, Maryland 21202

Phone: (410) 385-3684

ldonhauser@milesstockbridge.com

Djefferson@milesstockbridge.com

Counsel for Deutsche Bank National Trust Company, solely in its capacity as trustee of the NovaStar Mortgage Funding Trust Series 2007-1

-END OF ORDER-

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